UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 8, 2011

K-V PHARMACEUTICAL COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number 1-9601

Delaware	1-9601	43-0618919
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Corporate Woods Drive Bridgeton, MO	63044
(Address of principal executive offices)	(Zip Code)

(314) 645-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

Completion of Sale of Generic Products Business

As reported in the Current Report on Form 8-K filed by K-V Pharmaceutical Company (the “Company” or the “Registrant”) on June 17, 2011, the Company, together with its subsidiaries Nesher Pharmaceuticals Inc. (“Nesher”) and DrugTech Corporation (“DrugTech”), entered into an Asset Purchase Agreement (the “Agreement”) with Zydus Pharmaceuticals (USA), Inc. and its subsidiary Zynesher Pharmaceuticals (USA) LLC (collectively, the “Buyer”) pursuant to which the Company, Nesher and DrugTech agreed to sell substantially all of the assets of Nesher and the Company’s generic products business (the “Divested Assets”) to the Buyer. On August 8, 2011, the Company completed the sale of the Divested Assets to the Buyer and the transactions contemplated by the Agreement.

Zynesher Supply Agreement

In connection with the closing of sale of the Divested Assets described above, the Company and the Buyer entered into a supply agreement pursuant to which the Buyer will: (i) assist the Company with the FDA validation process to return the Company’s Gynazole•1® (butoconazole nitrate) Vaginal Cream, 2%, and Clindesse® (clindamycin phosphate) Vaginal Cream, 2% to market, and (ii) once the FDA validation process is complete, manufacture and supply such products to the Company.

U.S. Bank Modification Agreement

On August 8, 2011, MECW, LLC, a wholly-owned subsidiary of the Company (“MECW”), and U.S. Bank, National Association, as Trustee for the registered holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2006-LDP7 (the “Lender”), entered into a Note, Deed of Trust, Leasehold Deed of Trust, Security Agreement, Fixture Filing, and Other Loan Documents Modification and Spreader Agreement (the “Modification Agreement”). Pursuant to the Modification Agreement, MECW and the Lender agreed to modify the Promissory Note, dated March 23, 2006 between MECW, LLC and LaSalle National Bank Association, the Deed of Trust, Leasehold Deed of Trust, Security Agreement and Fixture Filing dated March 23, 2006 by MECW, LLC in favor of a trustee, for the benefit of LaSalle Bank National Association, and other loan documents associated therewith (collectively, the Loan Documents”). A summary of the material terms of the Modification Agreement is set forth below.

Under the Modification Agreement, the Lender agreed to: (i) waive certain financial reporting requirements under the Loan Documents; (ii) not enforce the minimum net worth requirement contained in the Company’s guaranty of MECW’s obligations under the Loan Documents, until the financial quarter ending March 31, 2015 at which time the Company will be required to again be in compliance with the net worth requirements contained therein; (iii) release Particle Dynamics, Inc., a New York corporation, and ETHEX Corporation, a Missouri corporation, as guarantors under certain of the Loan Documents; (iv) consent to termination of the Lease Agreement dated as of December 1, 2005, by and between St. Louis County, Missouri and the Company and the related industrial revenue bonds (the “Chapter 100 Arrangement”) and the amendment and restatement of certain subleases under the Chapter 100 Arrangement; and (v) consent to the sublease of a portion of the property mortgaged pursuant to the Loan Documents to Zynesher Pharmaceuticals (USA) LLC.

In addition, MECW and the Lender agreed to the following modifications to the Loan Documents: (i) that the requirement under the Loan Documents for MECW to make payments to a reserve account held by the Lender to fund capital repairs and improvements would be reinstated and would continue until such time as the Company has a net worth of at least $250,000,000.00 and no other default exists under the Loan Documents; (ii) that the Buyer would be required to comply, on a going forward basis, with all financial reporting requirements under the Loan Documents; and (iii) that the Loan Documents would be modified to reflect the termination of the Chapter 100 Arrangement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01 of this Current Report on Form 8-K, on August 8, 2011, the Company completed the sale of the Divested Assets to the Buyer and the transactions contemplated by the Agreement.

The Divested Assets, as more fully described in the Agreement, consist of: (i) all rights, title and interest in and to the Company’s Micro-K® 8 mEq and 10 mEq products and the Company’s generic products, including the Company’s Potassium Chloride ER Capsule products; (ii) the New Drug Applications and Abbreviated New Drug Applications related to the products; (iii) certain real property and real property leases associated with Nesher and the Company’s generics products business; (iv) manufacturing and other equipment associated with Nesher and the Company’s generics products business; (v) contracts, marketing materials and books and records associated with Nesher and the Company’s generics products business; (vi) the raw materials, work-in-process and finished products inventories associated with Nesher and the Company’s generics product business as of the closing of the transaction; (vii) the Company’s accounts receivable and prepaid expenses associated with Nesher and the Company’s generics products business; and (viii) certain intellectual property associated with Nesher and the Company’s generics products business, including the trade name “Nesher.” In connection with the sale of the Divested Assets, the Company leased certain facilities to the Buyer and the Company agreed to provide specified transition support services to the Buyer to facilitate Buyer’s operations of the business.

In consideration for the Divested Assets, the Buyer paid $60 million cash, subject to possible adjustment based upon the operating working capital of the business at the closing date, and assumed certain liabilities of the Company’s generics business. At the closing of the transaction, the Buyer deposited $7.5 million of the purchase price in an escrow arrangement for post-closing indemnification purposes. Under the escrow arrangement, any amounts remaining in the escrow at the close of business on August 8, 2012, that are not subject to pending claims, will be disbursed to the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.40 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 8, 2011, and is incorporated herein in its entirety by reference.

Item 7.01	Regulation FD Disclosure.

On August 8, 2011, the Registrant, announced in a press release the transactions described above under Items 1.01 and 2.01. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(b) The pro forma financial information set forth under the heading “Unaudited Pro Forma Information” in the Company’s Registration Statement on Form S-1 (Registration No. 333-175432) filed with the SEC, is incorporated by reference herein.

(d) The following exhibit is furnished as part of this report:

Exhibit Number	Description

99.1	Press Release dated August 8, 2011, issued by K-V Pharmaceutical Company.

The Registrant will post this Form 8-K on its Internet website at www.kvpharmaceutical.com. References to the Registrant’s website address are included in this Form 8-K and the press release only as inactive textual references and the Registrant does not intend them to be active links to its website. Information contained on the Registrant’s website does not constitute part of this Form 8-K or the press release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2011

K-V PHARMACEUTICAL COMPANY

By:	/s/ Gregory J. Divis, Jr.
Gregory J. Divis, Jr.
President and Chief Executive Officer